As filed with the Securities and Exchange Commission on January 15, 2002
                                                      Registration No. 333-_____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-4
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                                FNB CORPORATION
            (Exact name of registrant as specified in its charter)

           Virginia                            6022                         54-1791618
(State or other jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer Identification
incorporation or organization)      Classification Code Number)               Number)

                                105 Arbor Drive
                        Christiansburg, Virginia 24068
                                (540) 382-4951
                  (Address, including Zip Code, and telephone
                        number, including area code, of
                       registrant's principal executive
                                   offices)

                            Peter A. Seitz, Esquire
                                FNB Corporation
                                105 Arbor Drive
                           Christiansburg, VA 24068
                                (540) 382-4951
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a copy to:

       Fred W. Palmore, III, Esquire             Eugene E. Derryberry, Esquire
       Scott M. J. Anderegg, Esquire              Gentry, Locke, Rakes & Moore
   Troutman Sanders Mays & Valentine LLP                   Suite 800
      1111 E. Main Street, 23/rd/ Floor               10 Franklin Road, SE
               P. O. Box 1122                        Roanoke, VA 24022-0013
          Richmond, VA 23218-1122                        (540) 983-9300
               (804) 697-1396                         (540) 983-9400 (Fax)
            (804) 697-1339 (Fax)

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_] If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [X] If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                 ---------------

                         Calculation of Registration Fee

------------------------------------------------------------------------------------------------------------------
 Title of Each Class of      Amount to be         Proposed Maximum      Proposed Maximum          Amount of
    Securities to be        Registered (1)       Offering Price Per    Aggregate Offering     Registration Fee
       Registered                                    Share (2)              Price (2)
------------------------------------------------------------------------------------------------------------------
Common Stock, $5.00
    par value                  130,968                 N/A                $3,372,426              $806.01
------------------------------------------------------------------------------------------------------------------

(1) Represents the number of additional shares of common stock of the Registrant which may be issued in connection with the merger of FNB Corporation and Salem Community Bankshares, Inc. as described in Registration Statement No. 333-69798, which became effective on October 19, 2001. In connection with the filing of that Registration Statement, 1,197,885 shares of the Registrant's common stock were registered with the Securities and Exchange Commission and a fee of $5,989.43 was paid. The Registrant now anticipates that up to 1,328,853 shares of its common stock maybe issued in the merger.

(2) Pursuant to 457(f)(1), the registration fee is based on the average bid and asked price of Salem Community Bankshares, Inc. common stock on January 14, 2002 ($25.75).

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

                               EXPLANATORY NOTE

         This Registration Statement is being filed by the Registrant pursuant to General Instruction K to Form S-4 Registration Statement and Rule 462(b) under the Securities Act of 1933, as amended, to register an additional 130,968 shares of common stock of the Registrant for issuance in connection with the merger (the "Merger") of Salem Community Bankshares, Inc., with and into FNB Corporation.

         The Registrant previously registered a total of 1,197,885 shares of its common stock in connection with the Merger by means of a currently effective Registration Statement on Form S-4 (Registration No. 333-69798), which was originally filed with the Securities and Exchange Commission on September 21, 2001 and the final prospectus of which was filed pursuant to Rule 424(b)(3) on September 24, 2001 (as amended, the "Prior Registration Statement"). The total number of shares of the Registrant to be issued pursuant to the Merger is now expected not to exceed 1,328,853.

                          INCORPORATION BY REFERENCE

         The contents of the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Christiansburg, Virginia, on January 14, 2002.

                                       FNB CORPORATION


                                       By: /s/ J. Daniel Hardy, Jr.
                                           -------------------------------------
                                           J. Daniel Hardy, Jr.
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                        Title                         Date
         ---------                        -----                         ----

/s/ J. Daniel Hardy, Jr.         President and Chief Executive Officer  1/14/02
-------------------------------
J. Daniel Hardy, Jr.             (Principal Executive Officer)


*                                Chief Financial Officer                1/14/02
-------------------------------
Daniel A. Becker                 (Principal Accounting Officer and
                                 Principal Financial Officer)


*                                Director                               1/14/02
-------------------------------
Kendall O. Clay


*                                Director                               1/14/02
-------------------------------
Daniel D. Hamrick


*                                Director                               1/14/02
-------------------------------
Joan H. Munford


*                                Director                               1/14/02
-------------------------------
Douglas Covington


*                                Director                               1/14/02
-------------------------------
James L. Hutton

*                                Director                               1/14/02
-------------------------------
Steven D. Irvin


*                                Director                               1/14/02
-------------------------------
Charles W. Steger


*                                Director                               1/14/02
-------------------------------
John T. Wyatt


*By:     /s/ J. Daniel Hardy, Jr.
         ---------------------------
         J. Daniel Hardy, Jr.
         Attorney-In-Fact

                                 EXHIBIT INDEX



  Exhibit                              Exhibit Description
  -------                              -------------------

    5.1 Opinion of Troutman Sanders Mays & Valentine LLP regarding the legality of the additional shares of common stock of the Registrant being registered
   23.1            Consent of McLeod & Company
   23.2            Consent of KPMG LLP
   23.3            Consent of Troutman Sanders Mays & Valentine LLP (included in
                   Exhibit 5.1)